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                                                                       EXHIBIT 5





September 7, 2000


Illinois Superconductor Corporation
451 Kingston Court
Mount Prospect, Illinois 60056

        RE:   Registration Statement on Form S-2
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Ladies and Gentlemen:

         We have acted as counsel to Illinois Superconductor Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission with respect to up to 3,440,526 shares of Common Stock, par value $0.001 per share, which have been issued in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated May 17, 2000 by and among the Company, SSI Acquisition Corp., Spectral Solutions, Inc. ("SSI") and certain shareholders of SSI.

         In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.   the Registration Statement;

         2. the Certificate of Incorporation and the Certificates of Amendment to the Certificate of Incorporation of the Company;

         3.   the By-Laws of the Company;

         4. Resolutions duly adopted by the Board of Directors of the Company relating to the Merger Agreement and the transactions contemplated therein;

         5. Certificates of public officials, certificates of officers and agents of the Company; and

         6. such other documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion.

         In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

         Based on and subject to the foregoing, we are of the opinion that all shares included in the Registration Statement have been duly authorized and that such shares have been validly issued and are fully paid and nonassessable.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.



                                     SONNENSCHEIN NATH & ROSENTHAL




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